Exhibit 99.1

PFF Bancorp, Inc. Announces Kevin McCarthy as CEO

PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc., announces that under the previously announced management succession plan, President and recently appointed Board Member Kevin McCarthy has assumed the role of Chief Executive Officer effective April 1, 2006.

Contact:  Kevin McCarthy, President/CEO or

   Gregory C. Talbott, Executive Vice President/CFO,

   PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA  91766,

  (909) 623-2323.